Exhibit 21

SUBSIDIARIES OF SYSTEMAX INC.

Domestic Subsidiaries

Global Computer Supplies Inc. (a New York corporation)

Global Equipment Company Inc. (a New York corporation)

Tiger Direct Inc. (a Florida corporation)

Nexel Industries Inc. (a New York corporation)

Systemax Manufacturing Inc. (a Delaware corporation)

Profit Center Software Inc. (a New York corporation)

Global Gov’t/Education Solutions, Inc. (a Delaware corporation)

Papier Catalogues Inc. (a New York corporation)

Misco America Inc. (a Delaware corporation)

Millennium Falcon Corp. (a Delaware corporation)

Systemax Services Inc. (a New York corporation)

SYX Distribution (a Delaware corporation)

OnRebate.com (a Delaware corporation)

Ultra Products Inc. (a Delaware corporation)

Misco Germany Inc. (a New York corporation)

CompUSA Realty Inc. (a Delaware corporation)

CompUSA.com Inc. (a Florida corporation)

New SAH Corp. (a Delaware corporation)

Foreign Subsidiaries

Misco Italy Computer Supplies S.P.A. (an Italian corporation)

H C S Global SA (a French corporation)

Systemax Europe Ltd. (a U.K. corporation)

Misco Netherlands BV (a Dutch corporation)

Misco AB (a Swedish corporation)

Misco Iberia Computer Supplies S.A. (a Spanish corporation)